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                                                                     EXHIBIT 2.2


                 FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

         This First Amendment to Agreement and Plan of Merger (the "AMENDMENT") dated as of this 29th day of October 2001, is entered by and among EARTHLINK, INC., a Delaware corporation ("EARTHLINK"), EARTHLINK ACQUISITION SUB, INC., a Delaware corporation ("SUB"), and CIDCO INCORPORATED, a Delaware corporation ("CIDCO").

         WHEREAS, EarthLink, Sub, and Cidco are parties to that certain Agreement and Plan of Merger dated October 17, 2001 (the "AGREEMENT"); and

         WHEREAS, EarthLink, Sub, and Cidco desire to amend the Agreement pursuant to the terms and conditions of this Amendment in order to correct certain drafting errors contained in the Agreement.

         NOW, THEREFORE, in consideration of the recitals and the mutual promises, representations, warranties and covenants set forth in the Amendment, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all parties hereto, the parties hereto hereby agree as follows:

I. Definitions. Capitalized terms used herein without definition shall have the meaning assigned to those terms in the Agreement.

II. Amendments.

         A. The Agreement hereby is amended by deleting the second sentence of Paragraph 1.1(c) in its entirety and replacing it with the following:

                  "If the number of Shares so purchased is greater than 50% but less than 90% of the applicable issued and outstanding Shares at the time that the Offer is terminated, EarthLink and Cidco shall, subject to Article VI hereof, take all such actions as may be necessary or advisable to cause Sub to be merged with and into Cidco in accordance with the terms of this Agreement and the DGCL, including without limitation convene a special stockholders' meeting and solicit proxies therefor (all in compliance with applicable federal securities laws) to secure Cidco stockholder approval for such a Merger (the "LONG FORM MERGER"), and Cidco covenants that the Cidco Board of Directors will vote in favor of the Long Form Merger and recommend it to Cidco's stockholders."

         B. The Agreement hereby is amended by deleting the first sentence of Annex I in its entirety and replacing it with the following:

                  "Notwithstanding any other provision of the Offer, Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Sub's obligation to pay for or return tendered Shares promptly after expiration or termination of the Offer), to pay for any Shares tendered unless the following conditions have been satisfied: (i) there


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                  have been validly tendered and not withdrawn prior to the time the Offer shall otherwise expire a number of Shares which is greater than 50% of all Shares outstanding at the time the Shares are accepted for payment pursuant to the Offer (the "Minimum Condition"); and (ii) none of the following events shall occur at any time on or after the date of the Agreement and before acceptance for payment of, or payment for, such Shares:"

III. Miscellaneous.

         A. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

         B. Headings. The headings of the sections and paragraphs of this Amendment are inserted for convenience only and shall not be deemed to constitute part of this Amendment or to affect the construction thereof.

         C. Modification and Waiver. No waiver of any of the provisions of this Amendment shall be deemed to or shall constitute a waiver of any other provision hereof or in the Agreement (whether or not similar).

         D. Effectiveness of the Agreement. Except for the amendments set forth in Articles IIA. and IIB. above, the terms and conditions of the Agreement shall continue in full force and effect.


                    [Signatures appear on the following page]



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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

                                       EARTHLINK, INC.


                                       By: /s/ Samuel R. DeSimone, Jr.
                                          ------------------------------------
                                       Name: Samuel R. DeSimone, Jr.
                                            ----------------------------------
                                       Title: EVP - Gen. Counsel - Secretary
                                             ---------------------------------



                                       EARTHLINK ACQUISITION SUB, INC.

                                       By: /s/ Samuel R. DeSimone, Jr.
                                          ------------------------------------
                                       Name: Samuel R. DeSimone, Jr.
                                            ----------------------------------
                                       Title: EVP - Gen. Counsel - Secretary
                                             ---------------------------------


                                       CIDCO INCORPORATED


                                       By: /s/ Paul G. Locklin
                                          ------------------------------------
                                       Name: Paul G. Locklin
                                            ----------------------------------
                                       Title: President, CEO
                                             ---------------------------------



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